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                                                                    EXHIBIT 16.1

                      [LETTERHEAD OF ERNST & YOUNG LLP]

December 17, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K/A dated December 2, 1997 of ChemTrak Incorporated and are in agreement with the statements contained in the first paragraph on page one therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                Very truly yours,

                                /s/ Ernst & Young LLP
                                ---------------------------
                                Ernst & Young LLP